exhibit 3.1

VORNADO REALTY TRUST

AMENDED AND RESTATED BYLAWS

Article I

OFFICES

SECTION 1.  Principal Office. The principal office of the Trust in the State of Maryland shall be located at such place as the Board of Trustees may designate.

SECTION 2.  Additional Offices. The Trust may have additional offices, including a principal executive office, at such places as the Board of Trustees may from time to time determine or the business of the Trust may require.

Article II

MEETINGS OF SHAREHOLDERS

SECTION 1.  Place. All meetings of shareholders shall be held at the principal executive office of the Trust or at such other place as shall be set by the Board of Trustees and stated in the notice of the meeting.

SECTION 2.  Annual Meeting. An annual meeting of the shareholders for the election of Trustees and the transaction of any business within the powers of the Trust shall be held during the second calendar quarter of each year, or shortly thereafter, after the delivery of the annual report, referred to in Section 11 of this Article II, at a convenient location and on proper notice, on a date and at the time set by the Board of Trustees, beginning with the year 1993.

SECTION 3.  Special Meetings. The chairman or any three Trustees may call special meetings of the shareholders.

SECTION 4.  Notice. Not less than ten nor more than 90 days before each meeting of shareholders, the secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such shareholder personally, by leaving it at his residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post office address as it appears on the records of the Trust, with postage thereon prepaid.

SECTION 5.  Scope of Notice. Any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.

SECTION 6.  Quorum. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the Declaration of Trust for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the shareholders, the chairman of the meeting or the shareholders entitled to vote at such meeting, present in person or by proxy, shall have power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 7.  Voting. A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee. Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Declaration of Trust. Unless otherwise provided in the Declaration, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

SECTION 8.  Proxies. A shareholder may cast the votes entitled to be cast by the shares of beneficial interest owned of record by the shareholder in person or by proxy executed by the shareholder or by the shareholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Trust before or at the meeting. No proxy shall be valid more than eleven months after its date, unless otherwise provided in the proxy.

SECTION 9.  Voting of Shares by Certain Holders. Shares registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the chief executive officer or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the board of directors of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares registered in his name as such fiduciary, either in person or by proxy.

Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time. The Board of Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Board of Trustees considers necessary or desirable. On receipt of such certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.

SECTION 10.  Inspectors. At any meeting of shareholders, the chairman of the meeting may appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the result of the voting shall be prima facie evidence thereof.

SECTION 11.  Reports to Shareholders.

(a)                Not later 90 days after the close of each fiscal year of the Trust, the Board of Trustees shall deliver or cause to be delivered a report of the business and operations of the Trust during such fiscal year to the shareholders, containing a balance sheet and a statement of income and surplus of the Trust, accompanied by the certification of an independent certified public accountant, and such further information as the Board of Trustees may determine is required pursuant to any law or regulation to which the Trust is subject. A signed copy of the annual report and the accountant’s certificate shall be filed by the Board of Trustees with the State Department of Assessments and Taxation of Maryland, and with such other governmental agencies as may be required by law and as the Board of Trustees may deem appropriate.

(b)               Not later than 45 days after the end of the first three quarterly periods of each fiscal year and upon written request by a shareholder, the Board of Trustees shall deliver or cause to be delivered an interim report to such requesting shareholder containing unaudited financial statements for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, and such further information as the Board of Trustees may determine is required pursuant to any law or regulation to which the Trust is subject.

SECTION 12.  Nominations and Shareholder Business. The matters to be considered and brought before any annual or special meeting of shareholders of the Trust shall be limited to only such matters, including the nomination and election of Trustees, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 12 and Section 13 of this Article II, as applicable.

For any matter to be properly brought before any annual meeting of shareholders, the matter must be (i) specified in the notice of annual meeting given by or at the direction of the

Board of Trustees, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Trustees or (iii) brought before the annual meeting in the manner specified in this Section 12 or in Section 13 of this Article II, as applicable, by any shareholder of the Trust who was a shareholder of record at the time of giving the applicable Shareholder Notice referred to below or Nomination Notice referred to in Section 13, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12 or Section 13 of this Article II, as applicable.

In addition to any other requirements under applicable law and the Declaration of Trust and Bylaws of the Trust, no nomination by any shareholder or shareholders of a person or persons for election as Trustees of the Trust pursuant to this Section 12, and no other proposal by any shareholder or shareholders pursuant to this Section 12, shall be considered properly brought before the meeting unless notice of any such nomination or proposal (the “Shareholder Notice”) shall be delivered to the Secretary of the Trust at the principal executive office of the Trust not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the meeting is advanced or delayed by more than 30 days from such anniversary date, such Shareholder Notice pursuant to this Section 12 shall be delivered to the Secretary of the Trust at the principal executive office of the Trust not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which the date of such meeting is first publicly announced or disclosed. To be timely for nominations made pursuant to Section 13 of this Article II, a Nomination Notice shall be delivered in accordance with the requirements of Section 13. Any shareholder desiring to nominate any person or persons (as the case may be) for election as a Trustee or Trustees of the Trust pursuant to this Section 12 shall deliver, as part of such Shareholder Notice, a statement in writing setting forth the name of the person or persons to be nominated, the number and class of all shares of each class of shares of beneficial interest of the Trust owned of record and beneficially by each such person, as reported to such shareholder by such nominee(s), the information regarding each such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S‑K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Trust), each such person’s signed consent to serve as a Trustee of the Trust if elected, such shareholder’s name and address, the number and class of all shares of each class of shares of beneficial interest of the Trust owned of record and beneficially by such shareholder and whether any such person or such shareholder has received any financial assistance, funding or other consideration from any other person in respect of the nomination (and the details thereof).

Any shareholder who gives a Shareholder Notice of any matter (not involving nominees for Trustee) proposed to be brought before a meeting of shareholders shall deliver, as part of such Shareholder Notice, the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal and setting forth such shareholder’s name and address, the number and class of all shares of each class of shares of beneficial interest of the Trust owned of record and beneficially by such shareholder, any material interest of such shareholder in the matter proposed (other than as a shareholder generally) and whether such shareholder has received any financial assistance, funding or other consideration from any other person in respect of the proposal (and the details thereof). As used herein, shares “beneficially owned” shall mean all shares which such person, or any of such person’s affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”)), is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act, as well as all shares of which such person, or any of such person’s affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions).

Notwithstanding anything in this Section 12 to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees of the Trust is increased and either all of the nominees for Trustee or the size of the increased Board of Trustees is not publicly announced or disclosed by the Trust not less than 100 days prior to the first anniversary of the preceding year’s annual meeting, a Shareholder Notice pursuant to this Section 12 shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Trust at the principal executive office of the Trust not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board of Trustees shall have been publicly announced or disclosed.

In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more Trustees to the Board of Trustees, any shareholder may nominate a person or persons (as the case may be) pursuant to this Section 12, for election to such position(s) as specified in the Trust’s notice of meeting, if the Shareholder Notice required by this Section 12 shall be delivered to the Secretary of the Trust at the principal executive office of the Trust not later than the close of business on the tenth day following the day on which the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting is publicly announced or disclosed.

For purposes of this Section 12 and Section 13 of this Article II, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Trust with the Securities and Exchange Commission.

In no event shall the adjournment of an annual or special meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section 12. Notwithstanding the foregoing provisions of this Section 12, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder and of the laws of the State of Maryland with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Trust’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred shares of beneficial interest of the Trust, if any, to elect Trustees under specified circumstances.

Only such persons who are nominated in accordance with the procedures set forth in this Section 12 or the procedures set forth in Section 13 of this Article II, as the case may be, shall be eligible to serve as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. The person presiding at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be considered and brought before a meeting has been duly given in the manner provided in this Section 12 and, if not so given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.

SECTION 13.  Shareholder Nominations Included in the Trust’s Proxy Materials.

(a)                Inclusion of Proxy Access Nominees in Proxy Statement. Subject to the provisions of this Section 13, if expressly requested in the relevant Nomination Notice (as defined below), the Trust shall include in its proxy statement for any annual meeting of shareholders: (i) the names of any person or persons nominated for election (each, a “Proxy Access Nominee”), which shall also be included on the Trust’s form of proxy and ballot, by any Eligible Holder (as defined below) or group of up to 20 Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by the Board of Trustees, all applicable conditions and complied with all applicable procedures set forth in this Section 13 (such Eligible Holder or group of Eligible Holders being a “Nominating Shareholder”); (ii) disclosure about each Proxy Access Nominee and the Nominating Shareholder required under the rules of the Securities and Exchange Commission or other applicable law to be included in the proxy statement; (iii) any statement included by the Nominating Shareholder in the Nomination Notice for inclusion in the proxy statement in support of each Proxy Access Nominee’s election to the Board of Trustees (subject, without limitation, to Section 13(e)(ii)), if such statement does not exceed 500 words and fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 (the “Supporting Statement”); and (iv) any other information that the Trust or the Board of Trustees determines, in their discretion, to include in the proxy statement relating to the nomination of each Proxy Access Nominee, including, without limitation, any statement in opposition to the nomination, any of the information provided pursuant to this Section 13 and any solicitation materials or related information with respect to a Proxy Access Nominee.

For purposes of this Section 13, any determination to be made by the Board of Trustees may be made by the Board of Trustees, a committee of the Board of Trustees or any officer of the Trust designated by the Board of Trustees or a committee of the Board of Trustees, and any such determination shall be final and binding on the Trust, any Eligible Holder, any Nominating Shareholder, any Proxy Access Nominee and any other person so long as made in good faith (without any further requirements). The chairman of any annual meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Proxy Access Nominee has been nominated in accordance with the requirements of this Section 13 and, if not so nominated, shall direct and declare at the meeting that such Proxy Access Nominee shall not be considered.

(b)               Maximum Number of Proxy Access Nominees.

(i) The Trust shall not be required to include in the proxy statement for an annual meeting of shareholders more Proxy Access Nominees than that number of Trustees constituting the greater of (i) two or (ii) 20% of the total number of Trustees of the Trust on the last day on which a Nomination Notice may be submitted pursuant to this Section 13 (rounded down to the nearest whole number) (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by: (1) Proxy Access Nominees who the Board of Trustees itself decides to nominate for election at such annual meeting; (2) the number of individuals who will be included in the Trust’s proxy materials as nominees recommended by the Board of Trustees pursuant to an agreement, arrangement or other understanding with a shareholder or group of shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of shares from the Trust by such shareholder or group of shareholders); (3) Proxy Access Nominees who cease to satisfy, or Proxy Access Nominees of Nominating Shareholders that cease to satisfy, the eligibility requirements in this Section 13, as determined by the Board of Trustees; (4) Proxy Access Nominees whose nomination is withdrawn by the Nominating Shareholder or who become unwilling to serve on the Board of Trustees; and (5) the number of incumbent Trustees who had been Proxy Access Nominees with respect to any of the preceding two annual meetings of shareholders and whose reelection at the upcoming annual meeting is being recommended by the Board of Trustees. In the event that one or more vacancies for any reason occurs on the Board of Trustees after the deadline for submitting a Nomination Notice as set forth in Section 13(d) below but before the date of the annual meeting, and the Board of Trustees resolves to reduce the size of the board in connection therewith, the Maximum Number shall be calculated based on the number of Trustees in office as so reduced.

(ii) If the number of Proxy Access Nominees pursuant to this Section 13 for any annual meeting of shareholders exceeds the Maximum Number then, promptly upon notice from the Trust, each Nominating Shareholder will select one Proxy Access Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Shareholder’s Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Shareholder has selected one Proxy Access Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 13(d), a Nominating Shareholder or a Proxy Access Nominee ceases to satisfy the eligibility requirements in this Section 13, as determined by the Board of Trustees, a Nominating Shareholder withdraws its nomination or a Proxy Access Nominee becomes unwilling to serve on the Board of Trustees, whether before or after the mailing or other distribution of the definitive proxy statement, then the nomination shall be disregarded, and the Trust: (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Proxy Access Nominee or any successor or replacement nominee proposed by the Nominating Shareholder or by any other Nominating Shareholder and (2) may otherwise communicate to its shareholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that a Proxy Access Nominee will not be included as a nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

(c)                Eligibility of Nominating Shareholder.

(i) An “Eligible Holder” is a person who has either (1) been a record holder of the common shares used to satisfy the eligibility requirements in this Section 13(c) continuously for the three-year period specified in Subsection (ii) below or (2) provides to the Secretary of the Trust, within the time period referred to in Section 13(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Trustees determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).

 (ii) An Eligible Holder or group of up to 20 Eligible Holders may submit a nomination in accordance with this Section 13 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of common shares of the Trust throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number through the date of the annual meeting. Two or more funds that are (x) under common management and investment control, (y) under common management and funded primarily by a single employer or (z) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one Eligible Holder if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Trust that demonstrates that the funds meet the criteria set forth in (x), (y) or (z) hereof. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 13, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any shareholder cease to satisfy the eligibility requirements in this Section 13, as determined by the Board of Trustees, or withdraw from a group of Eligible Holders at any time prior to the annual meeting of shareholders, the group of Eligible Holders shall only be deemed to own the shares held by the remaining members of the group.

(iii) The “Minimum Number” of the Trust’s common shares means 3% of the number of outstanding common shares as of the most recent date for which such amount is given in any filing by the Trust with the Securities and Exchange Commission prior to the submission of the Nomination Notice.

(iv) For purposes of this Section 13, an Eligible Holder “owns” only those outstanding shares of the Trust as to which the Eligible Holder possesses both: (A) the full voting and investment rights pertaining to the shares; and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (1) purchased or sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (2) sold short by such Eligible Holder, (3) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (4) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Trust, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates. An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of Trustees and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on five business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Trust are “owned” for these purposes shall be determined by the Board of Trustees.

(v) No Eligible Holder shall be permitted to be in more than one group constituting a Nominating Shareholder, and if any Eligible Holder appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice.

 (vi) Any Eligible Holder (including each Eligible Holder whose stock ownership is counted for the purposes of qualifying as a group) whose Proxy Access Nominee withdraws, becomes ineligible or does not receive at least 10% of the votes cast for such Proxy Access Nominee at an annual meeting of shareholders will not be eligible to nominate or participate in the nomination of a Proxy Access Nominee pursuant to this Section 13 for the following two annual meetings of shareholders.

(d)               Nomination Notice.

To nominate a Proxy Access Nominee, the Nominating Shareholder must, no earlier than 150 days and no later than 120 days before the anniversary of the date that the Trust mailed its proxy statement for the prior year’s annual meeting of shareholders, submit to the Secretary of the Trust at the principal executive office of the Trust all of the following information and documents (collectively, the “Nomination Notice”); provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or the tenth day following the date such Other Meeting Date is first publicly announced or disclosed: (i) a Schedule 14N (or any successor form) relating to each Proxy Access Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Shareholder as applicable, in accordance with Securities and Exchange Commission rules; (ii) a written notice, in a form deemed satisfactory by the Board of Trustees, of the nomination of each Proxy Access Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Shareholder (including each group member): (A) the information required with respect to the nomination of Trustees pursuant to Section 12 of this Article II; (B) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (C) a representation and warranty that the Nominating Shareholder acquired the securities of the Trust in the ordinary course of business and did not acquire, and is not holding, securities of the Trust for the purpose or with the effect of influencing or changing control of the Trust; (D) a representation and warranty that each Proxy Access Nominee’s candidacy or, if elected, Board of Trustees membership would not violate applicable state or federal law or the rules of any stock exchange on which the Trust’s securities are traded; (E) a representation and warranty that each Proxy Access Nominee: (1) does not have any direct or indirect relationship with the Trust that would cause the Proxy Access Nominee to be considered not independent pursuant to the Trust’s Corporate Governance Guidelines as most recently published on its website and otherwise qualifies as independent under the rules of the primary stock exchange on which the common shares of beneficial interest of the Trust are traded; (2) meets the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the common shares of beneficial interest of the Trust are traded; (3) is a “non-employee trustee” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (4) is an “outside trustee” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); (5) meets the Trustee qualifications set forth in Article III of these Bylaws; and (6) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Proxy Access Nominee; (F) a representation and warranty that the Nominating Shareholder satisfies the eligibility requirements set forth in Section 13(c) and has provided evidence of ownership to the extent required by Section 13(c)(i); (G) a representation and warranty that the Nominating Shareholder intends to continue to satisfy the eligibility requirements described in Section 13(c) through the date of the annual meeting; (H) details of any position of a Proxy Access Nominee as an officer, director or trustee of any competitor (that is, any entity that provides services or engages in business activities that compete with or are alternatives to the services provided or business activities engaged in by the Trust or its affiliates) of the Trust, within the three years preceding the submission of the Nomination Notice; (I) a representation and warranty that the Nominating Shareholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-1(l)(2)(iv)) (or any successor rules) with respect to the annual meeting, other than with respect to a Proxy Access Nominee or any nominee of the Board of Trustees; (J) a representation and warranty that the Nominating Shareholder will not use any proxy card other than the Trust’s proxy card in soliciting shareholders in connection with the election of a Proxy Access Nominee at the annual meeting; (K) if desired, a Supporting Statement; and (L) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination; (iii) an executed agreement, in a form deemed satisfactory by the Board of Trustees, pursuant to which the Nominating Shareholder (including each group member) agrees: (A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election; (B) to file any written solicitation or other communication with the Trust’s shareholders relating to one or more of the Trust’s Trustees or Trustee nominees or any Proxy Access Nominee with the Securities and Exchange Commission, to the extent that such filing would be required if such communication were made by or on behalf of the Trust; (C) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Shareholder or any of its Proxy Access Nominees with the Trust, its shareholders or any other person in connection with the nomination or election of Trustees, including, without limitation, the Nomination Notice; (D) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Trust and each of its Trustees, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Trust or any of its Trustees, officers or employees arising out of or relating to any nomination, solicitation or other activity by the Nominating Shareholder in connection with its efforts to elect its Proxy Access Nominees pursuant to this Section 13; (E) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Shareholder (including with respect to any group member), with the Trust, its shareholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), or that the Nominating Shareholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 13(c), to promptly (and in any event within 48 hours of discovering such misstatement, omission or failure) notify the Trust and any other recipient of such communication of (A) the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission or (B) such failure; and (iv) an executed agreement, in a form deemed satisfactory by the Board of Trustees, by each Proxy Access Nominee: (A) to provide to the Trust such other information and certifications, including completion of the Trust’s Trustee questionnaire, as it may reasonably request; (B) at the reasonable request of the Trust’s Corporate Governance and Nominating Committee, to meet with the Corporate Governance and Nominating Committee to discuss matters relating to the nomination of such Proxy Access Nominee to the Board of Trustees, including the information provided by such Proxy Access Nominee to the Trust in connection with his or her nomination and such Proxy Access Nominee’s eligibility to serve as a member of the Board of Trustees; (C) that such Proxy Access Nominee has read and agrees, if elected, to serve as a member of the Board of Trustees, to adhere to the Trust’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, and any other Trust policies and guidelines applicable to Trustees; and (D) that such Proxy Access Nominee is not and will not become a party to (i) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a Trustee of the Trust that has not been disclosed to the Trust, (ii) any agreement, arrangement or understanding with any person or entity as to how such Proxy Access Nominee would vote or act on any issue or question as a Trustee (a “Voting Commitment”) that has not been disclosed to the Trust or (iii) any Voting Commitment that could limit or interfere with such Proxy Access Nominee’s ability to comply, if elected as a Trustee of the Trust, with its fiduciary duties under applicable law.

The information and documents required by this Section 13(d) to be provided by the Nominating Shareholder shall be: (i) provided with respect to and executed by each group member, in the case of information applicable to group members; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Shareholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 13(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Trust.

(e)                Exceptions.

(i) Notwithstanding anything to the contrary contained in this Section 13, the Trust may omit from its proxy statement any Proxy Access Nominee and any information concerning such Proxy Access Nominee (including a Nominating Shareholder’s Supporting Statement) and no vote on such Proxy Access Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Trust), and the Nominating Shareholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of such Proxy Access Nominee, if: (A) the Trust receives a notice pursuant to Section 12 of this Article II that a shareholder intends to nominate a candidate for Trustee at the annual meeting, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the Trust; (B) the Nominating Shareholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of shareholders to present the nomination submitted pursuant to this Section 13, the Nominating Shareholder withdraws its nomination or the chairman of the annual meeting declares that such nomination was not made in accordance with the procedures prescribed by this Section 13 and shall therefore be disregarded; (C) the Board of Trustees determines that such Proxy Access Nominee’s nomination or election to the Board of Trustees would result in the Trust violating or failing to be in compliance with the Declaration of Trust, these Bylaws or any applicable law, rule or regulation to which the Trust is subject, including any rules or regulations of the primary stock exchange on which the common shares of beneficial interest of the Trust are traded; (D) such Proxy Access Nominee was nominated for election to the Board of Trustees pursuant to this Section 13 at one of the Trust’s two preceding annual meetings of shareholders and either withdrew or became ineligible or received a vote of less than 25% of the votes cast in favor of such Proxy Access Nominee; (E) such Proxy Access Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; (F) the Trust is notified, or the Board of Trustees determines, that the Nominating Shareholder or the Proxy Access Nominee has failed to continue to satisfy the eligibility requirements described in Section 13(c), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), such Proxy Access Nominee becomes unwilling or unable to serve on the Board of Trustees or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Shareholder or such Proxy Access Nominee under this Section 13;

(ii) Notwithstanding anything to the contrary contained in this Section 13, the Trust may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of a Proxy Access Nominee included in the Nomination Notice, if the Board of Trustees determines that: (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (B) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (C) the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule or regulation.

The Trust may solicit against, and include in the proxy statement its own statement relating to, any Proxy Access Nominee.

SECTION 14.  Action by Written Consent of Shareholders. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each shareholder entitled to vote on the matter and any other shareholder entitled to notice of a meeting of shareholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the shareholders.

SECTION 15.  Voting by Ballot. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

SECTION 16.  Organization and Conduct of Meetings. Every meeting of shareholders shall be conducted by an individual appointed by the Board of Trustees to be chairman of the meeting or, in the absence of such appointment, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting: the president, the vice presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the shareholders by the vote of a majority of the votes cast by shareholders present in person or by proxy. The secretary, or, in the secretary’s absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the Board of Trustees or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the shareholders, an assistant secretary shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any shareholder who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman; and (g) recessing or adjourning the meeting to a later date and time and place announced at the meeting.

Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 17.  Control Shares. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any acquisition by any person of shares of beneficial interest of the Trust.

Article III

TRUSTEES

SECTION 1.  General Powers; Qualifications. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees. A Trustee shall be an individual at least 21 years of age who is not under legal disability.

SECTION 2.  Annual and Regular Meetings. An annual meeting of the Board of Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. The Board of Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Trustees without other notice than such resolution.

SECTION 3.  Special Meetings. Special meetings of the Board of Trustees may be called by or at the request of the chief executive officer or by a majority of the Trustees then in office. The person or persons authorized to call special meetings of the Board of Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Trustees called by them.

SECTION 4.  Notice. Notice of any special meeting of the Board of Trustees shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each trustee at his business, electronic mail or residence address. Notice by personal delivery, telephone, electronic mail, facsimile transmission or courier shall be given at least one day prior to the meeting. Notice by United States mail shall be given at least five business days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Telephone notice shall be deemed to be given when the trustee or the trustee’s agent is personally given such notice in a telephone call to which the trustee or the trustee’s agent is a party. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Trust by the trustee and receipt of a completed answer‑back indicating receipt. Electronic mail shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the trustee. Notice by courier shall be deemed to be given upon delivery to the address given to the Trust by the trustee and receipt by such courier of a signature evidencing delivery thereat. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

SECTION 5.  Quorum. A majority of the Trustees shall constitute a quorum for transaction of business at any meeting of the Board of Trustees, provided that, if less than a majority of such Trustees are present at said meeting, a majority of the Trustees may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Declaration of Trust or these Bylaws, the vote of a majority of a particular group of Trustees is required for action, a quorum must also include a majority of such group.

The Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.

SECTION 6.  Voting. The action of the majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law or the Declaration of Trust. If enough Trustees have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of the Trustees present at such meeting shall be the action of the Board of Trustees, unless the concurrence of a greater portion is required for such action by applicable law.

SECTION 7.  Telephone Meetings. Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

SECTION 8.  Action by Written Consent of Trustees. Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, if a consent in writing to such action is signed by each Trustee and such written consent is filed with the minutes of proceedings of the Board of Trustees.

SECTION 9.  Vacancies and Resignations. If for any reason any or all of the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than three Trustees remain). Any vacancy (including a vacancy created by an increase in the number of Trustees) shall be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining Trustees, even if such majority is less than a quorum. Any individual so elected as Trustee shall serve for the unexpired term of the Trustee he is replacing and until his successor is elected and qualifies. Any Trustee of the Trust may resign at any time by giving written notice of his resignation to the Board of Trustees, the chairman of the board, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time as specified therein. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

SECTION 10.  Compensation. Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Board of Trustees, may receive fixed sums per year and/or per meeting and/or per visit of real property owned or to be acquired by the Trust and for any service or activity they perform or engage in as Trustees. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of

Trustees or of any committee thereof and for expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as Trustees; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor.

SECTION 11.  Removal of Trustees. The shareholders may, at any time, remove any Trustee in the manner provided in the Declaration of Trust.

SECTION 12.  Loss of Deposits. No trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares have been deposited.

SECTION 13.  Surety Bonds. Unless required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his duties.

SECTION 14.  Reliance. Each Trustee, officer, employee and agent of the Trust shall, in the performance of his duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

SECTION 15.  Certain Rights of Trustees, Officers, Employees and Agents. The Trustees shall have no responsibility to devote their full time to the affairs of the Trust. Any Trustee or officer, employee or agent of the Trust, in his person capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar or in addition to or in competition with those of or relating to the Trust.

Article IV

COMMITTEES

SECTION 1.  Number, Tenure and Qualifications. The Board of Trustees may appoint from among its members an Executive Committee, an Audit Committee and other committees, composed of one or more Trustees, to serve at the pleasure of the Board of Trustees.

SECTION 2.  Powers. The Board of Trustees may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Trustees.

SECTION 3.  Meetings. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member.

SECTION 4.  Telephone Meetings. Members of a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

SECTION 5.  Informal Action by Committees. Any action required or permitted to be taken at any meeting of a committee of the Board of Trustees may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

Article V

OFFICERS

SECTION 1.  General Provisions. The officers of the Trust may consist of a chairman of the board, a co-chairman of the board, a president, a chief executive officer, one or more vice presidents, a chief financial officer, a secretary, and one or more assistant secretaries. In addition, the Board of Trustees may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Trust shall be elected annually by the Board of Trustees. Each officer shall hold office until his successor is elected and qualifies or until his death or his resignation or removal in the manner hereinafter provided. Any two or more offices except chief executive officer and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

SECTION 2.  Removal and Resignation. Any officer of the Trust may be removed by the Board of Trustees if in their judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by giving written notice of his resignation to the Board of Trustees, the chairman of the board, the chief executive officer or the secretary. Any resignation shall take effect immediately after its receipt or at such later time specified therein. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

SECTION 3.  Vacancies. A vacancy in any office may be filled by the Board of Trustees for the balance of the term.

SECTION 4.  Chairman of the Board. The chairman of the board shall preside over the meetings of the Board of Trustees and of the shareholders at which he shall be present. The chairman of the board shall perform such other duties as may be assigned to him by the Board of Trustees.

SECTION 5.  Chief Executive Officer. The Board of Trustees may designate a chief executive officer from among the elected officers. In the absence of such designation, the chairman of the board shall be the chief executive officer of the Trust. The chief executive officer shall have general responsibility for implementation of the policies of the Trust, as determined by the Board of Trustees, and for the management of the business affairs of the Trust. The chief executive officer shall in general supervise and control all of the business and affairs of the Trust. He may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Trustees from time to time.

SECTION 6.  Vice Presidents. In the absence of the chief executive officer or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the chief executive officer and when so acting shall have all the powers of and be subject to all the restrictions upon the chief executive officer; and shall perform such other duties as from time to time may be assigned to him by the chief executive officer or by the Board of Trustees. The Board of Trustees may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.

SECTION 7.  Secretary. The secretary shall (a) keep the minutes of the proceedings of the shareholders, the Board of Trustees and committees of the Board of Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the trust records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him by the chief executive officer or by the Board of Trustees.

SECTION 8.  Chief Financial Officer. The chief financial officer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board of Trustees.

The chief financial officer shall disburse the funds of the Trust as may be ordered by the Board of Trustees, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the Board of Trustees, at the regular meetings of the Board of Trustees or whenever they may require it, an account of all his transactions as chief financial officer and of the financial condition of the Trust. If required by the Board of Trustees, he shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Trustees for the faithful performance of the duties of his office and for the restoration to the Trust, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Trust.

SECTION 9.  Assistant Secretaries. The assistant secretaries, in general, shall perform such duties as shall be assigned to them by the secretary, or by the chief executive officer or the Board of Trustees.

SECTION 10.  Salaries. The salaries of the officers shall be fixed from time to time by the Board of Trustees and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Trustee.

Article VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1.  Contracts. The Board of Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Trust when authorized or ratified by action of the Board of Trustees and executed by an authorized person.

SECTION 2.  Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or officers, agent or agents of the Trust in such manner as shall from time to time be determined by the Board of Trustees.

SECTION 3.  Deposits. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Board of Trustees may designate.

Article VII

SHARES

SECTION 1.  Certificates. Except as otherwise provided in these Bylaws, this section shall not be interpreted to limit the authority of the Board of Trustees to issue some or all of the shares of any or all classes or series without certificates. Each shareholder upon written request to the secretary of the Trust shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of beneficial interests held by him in the Trust. Each certificate shall be signed by the chief executive officer or a vice president and countersigned by the secretary or an assistant secretary or the chief financial officer or an assistant treasurer and may be sealed with the seal, if any, of the Trust. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Trust shall, from time to time, issue several classes of shares, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Trust may set forth upon the face or back of the certificate a statement that the Trust will furnish to any shareholder, upon request and without charge, a full statement of such information.

SECTION 2.  Transfers. Certificates shall be treated as negotiable and title thereto and to the shares they represent shall be transferred by delivery thereof to the same extent as those of a Maryland stock corporation. Upon surrender to the Trust or the transfer agent of the Trust of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

The Trust shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

SECTION 3.  Replacement Certificate. Any officer designated by the Board of Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of any affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, the officer designated by the Board of Trustees may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

SECTION 4.  Closing of Transfer Books or Fixing of Record Date. The Board of Trustees may set, in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders is to be held or taken.

In lieu of fixing a record date, the Board of Trustees may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days before the date of such meeting. If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Trustees, declaring the dividend or allotment of rights, is adopted.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the transfer books and the stated period of closing the expired.

SECTION 5.  Share Ledger. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

SECTION 6.  Fractional Shares; Issuance of Units. The Board of Trustees may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as the Board of Trustees may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Board of Trustees may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Board of Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

Article VIII

ACCOUNTING YEAR

The Board of Trustees shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.

Article IX

DISTRIBUTIONS

SECTION 1.  Authorization. Dividends and other distributions upon the Shares of the Trust may be authorized by the Board of Trustees, subject to the provisions of law and the Declaration of Trust. Dividends may be paid in cash, property or shares of the Trust, subject to the provisions of law and the Declaration of Trust.

SECTION 2.  Contingencies. Before payment of any dividends, there may be set aside out of any funds of the Trust available for dividends such sum or sums as the Board of Trustees may from time to time, in their absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Trust or for such other purpose as the Board of Trustees shall determine to be in the best interest of the Trust, and the Board of Trustees may modify or abolish any such reserve.

Article X

INVESTMENT POLICY

Subject to the provisions of the Declaration of Trust, the Board of Trustees may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Trust as they shall deem appropriate in their sole discretion.

Article XI

SEAL

SECTION 1.  Seal. The Board of Trustees may authorize the adoption of a seal by the Trust. The seal shall have inscribed thereon the name of the Trust and the year of its organization. The Board of Trustees may authorize one or more duplicate seals and provide for the custody thereof.

SECTION 2.  Affixing Seal. Whenever the Trust is required to place its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

Article XII

INDEMNIFICATION AND ADVANCES FOR EXPENSES

To the maximum extent permitted by Maryland law in effect from time to time, the Trust, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall indemnify (a) any Trustee, officer or shareholder or any former Trustee, officer or shareholder (including among the foregoing, for all purposes of this Article XII and without limitation, any individual who, while a Trustee, officer or shareholder and at the request of the Trust, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding, (b) any Trustee or officer or any former Trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was material to the cause of action giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful and (c) each shareholder or former shareholder against any claim or liability to which he may become subject by reason of such status. In addition, the Trust shall pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a Trustee, officer or shareholder or former Trustee, officer or shareholder made a party to a proceeding by reason of such status provided that, in the case of a Trustee or officer, the Trust shall have received (i) a written affirmation by the Trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Trust as authorized by these Bylaws and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the applicable standard of conduct was not met. The Trust may, with the approval of the Board of Trustees, provide such indemnification and payment or reimbursement of expenses to any Trustee, office or shareholder or any former Trustee, officer or shareholder who served a predecessor of the Trust in such capacity and to any employee or agent of the Trust or a predecessor of the Trust. Neither the amendment nor repeal of this Section, nor the adoption or amendment of any other provision of the Declaration of Trust or these Bylaws inconsistent with this Section, shall apply to or affect in any respect the applicability of this paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. Any indemnification or payment or reimbursement of the expenses permitted by these Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland General Corporation Law (the “MGCL”) for directors of Maryland corporations. The Trust may provide to Trustees, officers and shareholders such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.

Article XIII

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Declaration of Trust or Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Article XIV

AMENDMENT OF BYLAWS

The Board of Trustees shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

Article XV

MISCELLANEOUS

All references to the Declaration of Trust shall include all amendments and supplements thereto.